Agreement No.: ZMZ-2013-0031-12

Collateral Agreement

[English Translation]

Agreement Date: June 16, 2013

Table of Contents

1	Secured Principal Debt	2

2	Scope of Collateral	3

3	Collateral	3

4	Collateral Registration	3

5	Entire Collateral Agreement	4

6	Possession and Keeping of the Collateral	4

7	Insurance	4

8	Realization of Collateral	5

9	Representations and Warranties of Party B	6

10	Rights and Obligations for Both Parties	8

11	Breach Liability	9

12	Dispute Settlement	10

13	Advice and Delivery	10

14	Effectiveness of Agreement	11

15	Other Terms	11

16	Other Agreed Terms	11

Appendix I Collateral List		14

1

Collateral Agreement

Agreement No.: ZMZ-2013-0031-12

Mortgagee: China National Foreign Trade Financial & Leasing Co., Ltd (hereinafter called “Party A”)

Address: Building #11 of Beijing Xiyuanfandian, No.1, Sanlihe Road, Haidian District, Beijing

Post Code: 100044

Legal Representative: Jianping Ding

Telephone: 010-68321866

Fax: 010-68322705

Mortgagor: Hebei Baoding Orient Paper Milling Co., Ltd (hereinafter called “Party B”)

Address: Science Park, Xushui County, Baoding City, Hebei Province

Postcode: 072550

Legal Representative: Zhenyong Liu

Telephone: 0312-8698051

Fax: 0312-8698217

In order to ensure the realization of Party A’s rights as a creditor, Party B voluntarily provides collateral as guarantee to Party A. To specify both parties’ rights and liabilities, Party A and Party B agree to enter into this Agreement according to the “Contract Law”, “Guarantee Law” and other relevant law and regulations of the People’s Republic of China

1	Secured Principal Debt

1.1	The secured principal debt is Party A’s right of all the receivable rents and relevant charges to Hebei Baoding Orient Paper Milling Company Limited (hereinafter called “Lessee”) according to the “Financing & Lease Agreement” (hereinafter called “Principal Agreement”) numbered ZMZ-2013-0031, which is entered into by Party A and the Lessee on June 16, 2013.

2

1.2	The amount and terms of the principal debt are subject to the “Actual Rent Payment Schedule,” which is specified in the Principal Agreement. If any adjustment of the People’s Bank of China benchmark lending rate occurs during the term of the lease, the amount and terms shall be subject to changes according to the “Notice of Rent Adjustment.”

1.3	If the Principal Agreement fails to take effect, becomes invalid in all or in part, is revoked or is canceled, the secured principal rights shall be the Lessee’s liabilities to Party A for returning property and reimbursement for losses under the Principal Agreement.

2	Scope of Collateral

2.1	The scope of Collateral under the Agreement includes the rent, penalty, damages, all expenses paid by Party A to reinforce the creditor’s rights (including but not limited to litigation fees, arbitration fees, legal fees, travel expenses, and expenses for auction and evaluation for retrieving leased property under the Principal Agreement) and all other fees attributable to the Lessee. The scope of guarantee also includes any amounts arising from adjustments triggered by change in the interest rate according to provisions under the Principal Agreement.

3	Collateral

3.1	The collateral is the usage right of a State-owned land possessed by Party B sited at Jingshang Village and Wuji Village of Dayin Town, Xushui County (the State-owned Land Use Right No. XUGUOYONG(2012)DI011HAO). For the quantity, address, acreage, ownership certificate and other information, see Collateral List (Appendix I).

3.2	The valuation (if any) set forth in the Collateral List on the collateral is not Party A’s valuation basis for purposes of collateral disposition, and is not a limitation to Party A for executing the collateral. The final valuation of the collateral is determined by the proceeds actually collected from the disposition of the collateral.

3.3	Party A has the right to request Party B to submit all property right or usage right certificate or other valid certificate files and relevant materials of the collateral to Party A’s keeping if Party A deems necessary, and Party B shall submit it in time according to Party A’s request.

4	Collateral Registration

4.1	Collateral registration should be made with the appropriate collateral registration authority within 10 business days after the Agreement is signed by the two parties.

3

4.2	Collateral amendment registration should be made by the two parties with the appropriate collateral registration authority within 10 business days if any collateral registration amendments need to be registered according to applicable law.

5	Entire Collateral Agreement

5.1	This Agreement has an independent irrevocability. The effectiveness of the secured rights and debts under this Agreement shall not affect the effectiveness of this Agreement. Even if the secured principal debt is invalid in all or in part due to any reason, this Agreement is still valid.

6	Possession and Keeping of the Collateral

6.1	The collateral under the Agreement is possessed and kept by Party B. Party B shall maintain the integrity of the collateral during possession of the collateral, and shall not use the collateral in any unreasonable way to detract the value of the collateral. Party A has the right to inspect how the collateral is being used and kept.

6.2	When the collateral is damaged or lost, Party B shall inform Party A in time and take measures to keep the loss from worsening. Meanwhile, Party B shall also submit the certificate of the collateral damage and loss issued by the relevant government administration to Party A.

7	Insurance

7.1	Party B ☐ is or ☐√ is not required (Mark with “√”) to obtain insurance coverage for the collateral under the Agreement. If required, Party B shall obtain insurance coverage with the insurance company approved by the two parties as requested by Party A before signing the Agreement.

7.2	The insurance period shall be no less than the Principal Agreement performance period, and the amount covered should be no less than the rent amount under the Principal Agreement. Party B shall provide the original insurance policy for Party A to keep.

7.3	Party A shall be indicated as the primary beneficiary in the insurance policy and there shall not be any term that imposes restriction on Party A’s rights and interests.

7.4	Party B shall not suspend or cancel the insurance for any reason during the Agreement’s effective term. Otherwise, Party A shall have the right to handle the insurance matters on Party B’s behalf. All relevant charges incurred shall be borne by Party B.

4

7.5	If an insurable event occurs, all insurance policy payout shall be served as the collateral to pay Party A for any unpaid debt or, as agreed to by Party A, be used to restore the value of the collateral.

8	Realization of Collateral

8.1	Party A shall have the right to execute the collateral rights to pay off the unpaid debt with the proceeds of the collateral under the following circumstances:

(a)	The Lessee fails to pay rent, liquidated damages, compensation damages or other payables according to the requested term, amount and currency set forth in the Principal Agreement for any lease term;

(b)	Other defaults by the Lessee under the Principal Agreement;

(c)	Party B’s refusal to perform the obligations under this Agreement such that the Party A’s collateral rights are jeopardized;

(d)	Party B’s lawsuit, arbitration or major administrative legal case that may have negative impact on the collateral;

(e)	Party B suffers from bankruptcy, out of business, dissolution, being brought to bankruptcy and reorganization, and cancellation or revocation of the business license;

(f)	Party B fails to recover the value of the collateral or otherwise provides equivalent security with the detracted value in accordance with the Agreement;

(g)	Circumstances that make it difficult or unable for Party A to realize the collectability of its credit under the Principal Agreement.

8.2	Party A has the right to take any of the following methods to execute collateral:

(a)	Negotiate with Party B to apply the value of the collateral as a payment to repay the debt, or to use the proceeds from the auction or sale of the collateral to first repay the unpaid debt;

(b)	Petition the People’s Court to auction or sell the collateral, and use the proceeds to first repay the unpaid debt.

8.3	Party B shall cooperate with Party A in disposing the collateral in accordance with the Agreement. Party B must not block or interfere with the disposition.

8.4	Payments to Party A from Party B shall be applied in the following order:

(a)	the expenses related to the collection of the principal debt or exercising the guarantee rights;

5

(b)	defaults paid by Party B;

(c)	damage compensation paid by Party B;

(d)	defaults paid by the Lessee;

(e)	damage compensation paid by the Lessee;

(f)	Accrued unpaid rent or other payables paid by the Lessee.

Party A has the right to adjust the above distress order as necessary.

8.5	Whether Party A has other security to the debt under the Principal Agreement (including but not limited to commitment, collateral, pledge etc. ), no matter when the above security is established, whether such security is valid, whether Party A asserts its rights to other guarantee, whether the third party agrees to undertake all or part of the obligations under the Principal Agreement, and whether other security is provided by Party B, Party A’s security responsibility under the Agreement is not remised, Party A may directly request Party B to assume security responsibility within the security scope in accordance with the Agreement. Party B shall not raise any objection.

9	Representations and Warranties of Party B

9.1	Party B is a legal entity with operations within the permitted scope of businesses of its business license, is in good standing, and is duly incorporated in accordance with the laws of the People’s Republic of China.

9.2	All internal authorizations needed by Party B to sign the Agreement have been processed and are sufficiently valid.

9.3	Party B’s signing into the Agreement and its performance of the obligation under the Agreement do not contradict with any existing and internal regulations or any other binding contract, agreement and other document of Party B.

9.4	Party B has the outright legal ownership or valid disposition rights to the collateral under the Agreement; and the collateral is not involved in any disputes. Relevant ownership certificates have been provided and submitted to Party A.

9.5	Party B guarantees that all documents relevant to the collateral submitted to Party A are authentic and valid, and that it has made sufficient written disclosure with respect to the ownership rights restrictions and defects (if any).

9.6	Party B has the ability to perform the obligations under the Agreement. There has not been any existing legal procedure including lawsuit or arbitration, executing enforced, bankruptcy or other events or conditions that may cause major adverse effects to Party B’s ability to perform the obligations under the Agreement.

6

9.7	If one of the following events occurs, without any acknowledgement of Party B, Party B shall continue to bear the guarantee responsibility according to the Agreement:

(a)	Party A negotiates changes to the Principal Agreement with the Lessee, and the changes do not increase the Lessee’s debt or extend the period of debt performance;

(b)	The rent changes due to floating rent rate or rent adjustment after the confirmation of lease commencement date;

(c)	Party A transfers the principal debt to a third party;

(d)	If China Orient Asset Management Corporation, Shijiazhuang Branch acquires the rights and obligations under the Principal Agreement according to the Long-Term Acquisition Commitment Letter.

9.8	Party B agrees that the collateral shall be transferred along with Party A’s transfer of the debt. Party B guarantees to continue to provide collateral security to the transferred debt with the same collateral in the Agreement and to cooperate with the transferee of the debt to handle the relevant procedures for registering the changes in the collateral registration.

9.9	Party B guarantees that all of its taxes have been paid off before the signing of this Agreement, and that it has no record of any tax delinquency or tax evasion.

9.10	Party B guarantees the collateral under the Agreement is not let prior to the collateralization. If the collateral has been let, Party B guarantees that it has informed Party A of the collateral lease in writing. If the collateral under the Agreement is let after being collateralized, Party B guarantees that it will inform the lessee of the collateral and inform Party A of related lease information.

9.11	Party B promises that before Party A’s rights under the Principal Agreement has been fully satisfied, Party B will not cause any damage to Party A’s interests and its claim of subrogation or recourse right to the Lessee or other guarantors. Party B also agrees that any payment of debt under the Principal Agreement takes priority to the realization of its own subrogation or recourse right against the Lessee. Specifically, before the full payment of debt to Party A:

(a)	Party B agrees not to claim subrogation or recourse right to Lessee or other guarantors. If for any reason, Party B realizes the above right, Party B shall first pay off any unpaid balance of debt to Party A.

(b)	If the debt under the Principal Agreement is collateralized by any other property or right, Party B agrees not to claim any right to the proceeds from the disposition of such other property or right in the grounds of excising subrogation right or other right. The proceeds from the above mentioned property or right disposition shall be first used to pay off the unpaid balance of debt to Party A.

7

(c)	If the Lessee or other guarantor provide counter-guarantee to Party B, Party B shall first use the proceeds from such counter-guarantee to pay off any unpaid balance of debt to Party A.

10	Rights and Obligations for Both Parties

10.1	Rights and Obligations for Party A

(a)	Party A has the right to request Party B to suspend any of its behaviors that has the effect of diminishing the value of the collateral. If there is a decline in value of the collateral, Party A has the right to request Party B to recover the value of the collateral, or provide additional guarantee with value equal to the decline;

(b)	Any excess of collateral disposition proceeds after paying off all debts within the Scope of Collateral under the Agreement belongs to Party B.

(c)	Party A shall assist Party B to handle the collateral registration cancellation procedures after paying off the debt within the Scope of Collateral under the Agreement. Party A shall return to Party B the collateral property right or use right certificates and other documents in its possession.

10.2	Rights and Obligations for Party B

(a)	Party B has the right to request Party A to release the collateral under the Agreement after the debt has been paid off within the Scope of Collateral under the Agreement;

(b)	Party B has no right to dispose the collateral in any way without the consent of Party A, including but not limited to fixing any additional guarantee to the collateral or transferring or gifting the collateral to any third party;

(c)	Party B shall bear any and all fees caused by signing and performing the Agreement, including but not limited to: collateral registration fee, notarial fee, counsel fee, correspondence fee, travel charge, file and material fee, taxes fee, property insurance fee, identify fee, appraisal fee, reiterate fee, transfer fee etc. If Party A pays the fees on behalf of Party B, Party A has the right to request Party B for immediate reimbursement.

(d)	Party B has the obligation to take appropriate actions to mitigate damages at the time the collateral is or may be in danger of being damaged by any third party;

8

(e)	In the case Party A transfers all or part of the debt under the Principal Agreement to others; Party B shall continue to assume collateral security responsibilities to Party A’s assignee in accordance with the convention of the Agreement;

(f)	Party B shall notify Party A at least 30 days in advance under the following circumstances:

(i)	change of organizational structure, including spin off, merger, shareholding restructure, etc.;

(ii)	Party B involved in a major lawsuit;

(iii)	The ownership of the collateral in dispute;

(iv)	Events materially impacting the legal standing of Party B, including bankruptcy, dissolution, suspended operations for rectification, revocation of business license, etc.

(g)	In the case where value of the collateral declined for reasons not attributable to Party B, any compensation that Party B receives shall be used to pay off the debt to Party A or be deposited with a third party designated by Party A; or Party B may provide additional collateral to the extent of the amount of Party B’s compensation,. To the extent value of the collateral has not declined, it shall continue to serve as security to the principal debt.

11	Breach Liability

11.1	Any of the following events shall constitute a default of Party B under the Agreement:

(a)	Party B’s concealment of any joint ownership, disputes, confiscation, detainment or multiple guarantees, etc, of the collateral;

(b)	failing to providing the perfecting documents and substantive materials about the collateral at Party A’s request;

(c)	disposing the collateral arbitrarily without the consent of Party A;

(d)	in the case where Party A does not receive insurance payout because of actions of Party B’s and as a result of the insurance company’s refusal to settle the claims or discontinuance of insurance coverage;

(e)	Party B refusal to cooperate with Party A to handle the collateral registration procedure under the Agreement;

(f)	Representations made by Party B under the Agreement proved to be untrue, inaccurate, or misleading;

9

(g)	Party B’s ability to perform the obligations under the Agreement materially impacted when any other party gaining all or part of Party B’s business operations or ownership of assets; or the adjudication or judgment against Party B’s any assets is executed or enforced;

(h)	Party B suspends or is expected to suspend its business operations or any major segment of its business operations, or Party B disposes all or part of its business operations or assets, consequently impacting materially Party B’s ability to perform the obligations under the Agreement;

(i)	any material adverse change to Party B’s financial situation or to Party B’s ability to perform under the Agreement occurs,;

(j)	any other circumstances affecting or may affect Party B to perform the obligation under the Agreement.

11.2	Party A has the right to take any one or more following measures, under the following circumstances:

(a)	Issue the default notice to Party B, and require Party B to curb the breach and continue to perform the Agreement;

(b)	Exercise the collateral right

(c)	Request Party B to compensate the loss.

12	Dispute Settlement

12.1	If any dispute occurs for the interpretation and performance of this Agreement, both parties shall resolve the disputes through friendly negotiation. If there is any dispute that cannot be resolved through friendly negotiation, both parties can submit a lawsuit to the People’s Court of the People’s Republic of China in Party A’s jurisdiction.

12.2	In case there is any dispute between Party A and Party B, both parties shall continue to execute the other clauses which have no relationship with the disputes during the disputes resolution period.

13	Advice and Delivery

13.1	Except as otherwise agreed in this Agreement, any advice or other communication under this Agreement shall be made in written form, and be delivered to the address specified in the first page of this Agreement by a designated person, express courier, registered mail and fax.

(a)	If delivered by a designated person, the delivery date for the material or advice shall be the date of receipt;

10

(b)	If delivered by an express courier, the delivery date for the material or advice shall be three days after delivery to the express courier;

(c)	If delivered by registered mail, the delivery date for the material or advice shall be five days after delivery to the registered mail;

(d)	If deliver by fax, the delivery date is the day of dispatch of fax.

13.2	If the address of any party changes, the party shall notify the other party within seven days. Otherwise, the party failing to give notice shall bear all liabilities and consequences.

14	Effectiveness of Agreement

14.1	This Agreement becomes effective after being signed and sealed by the legal representatives (or authorized representative) of both parties.

14.2	This Agreement is signed in four copies, with two copies retained by each party. The copies retained by the parties have the same effect.

14.3	Party A and Party B may sign other relevant documents at the time and for the purpose of collateral registration or other relevant procedures. To the extent provisions of these other documents are inconsistent with the Agreement, provision of the Agreement shall govern.

15	Other Terms

15.1	The invalidity of any section in this Agreement for any reason shall not affect the validity and enforceability for the other sections of this Agreement, and both parties shall continue to fulfill the other sections.

15.2	Any tolerance, grace period, preference or deferred exercise of right provided by Party A to Party B shall not affect, prejudice or restrict any of Party A’s right according to this Agreement, and shall not be regarded as waiver to the right and benefit or as waiver to any liability of Party B under this Agreement. The tolerance, grace period, preference or deferred exercise that Party A gives to Party B has no effect, damage or limitation on the rights of Party A over Party B.

15.3	This Agreement is signed as a result of negotiations between the two parties. Both parties have reviewed all sections and have no dissent at the time of signing. Both parties have accurate understanding for the legal implication of the sections regarding their respective rights and obligations.

16	Other Agreed Terms

16.1	Party B promises: If the government requisitions the collateral during the duration of Financing & Lease Agreement, Party A has the right to request Party B to pay off prior to the maturity.

11

16.2	During the term of the Financing and Lease Agreement, Party B agrees that the any construction-in-progress of the collateral caused by: construction, annexation, renovation shall also be deemed as the collateral, and shall also be registered according to relevant laws and regulations. At the same time, Party B commits to register at the time of the completion of construction such construction-in-progress as collateral according to Party A’s request. If Party B fails to cooperation and perform the registration obligation at the request of Party A, it shall be regarded as a fundamental default of the agreement by Party B.

If there is any conflict between a Chinese language provision and the corresponding English language provision in this Agreement, the Chinese language provision will prevail.

(No text in below of this page)

12

(No text in the page, it is the signature page for “Collateral Agreement” numbered ZMZ-2013-0031-12)

Party A: China National Foreign Trade Financial & Leasing Co., Ltd

(Company Seal)

Legal representative (or authorized representative) (signature or seal):

/s/Jianping Ding

Party B: Hebei Baoding Orient Paper Milling Co., Ltd

(Company Seal)

Legal representative (or authorized representative) (signature or seal):

/s/Zhenyong Liu

13

Appendix I Collateral List

Collateral List

No.	Name of Collateral	Quantity (Piece)	Address	Area (square meter)	The Ownership Certificate and Number	Other
1	State-owned Land Use Right	One	Jingshang Village and Wuji Village of Dayin Town, Xushui County	58,566.00	State-owned Land Use Right No. XUGUOYONG(2012)DI011HAO)	Nature of Land Industrial Land Type of Use Right: Sale Expire date: December 1, 2061

14